Exhibit 10.15

AMENDMENT NO. 3 TO NOTE AGREEMENT

THIS AMENDMENT NO. 3 TO NOTE AGREEMENT (this “Amendment”) is entered into as of November 19, 2008 by and between ST. LOUIS POST-DISPATCH LLC, a Delaware limited liability company (the “Company”), and the undersigned holders of Notes (as hereinafter defined).

Recitals

A. The Company entered into that certain Note Agreement dated as of May 1, 2000, as amended by Amendment No. 1 to Note Agreement dated as of November 23, 2004, and by Amendment No. 2 to Note Agreement dated as of February 1, 2006 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), with the several Purchasers listed in the Purchaser Schedule attached thereto, pursuant to which the Company issued and sold to such Purchasers the Company’s 8.05% Senior Notes due April 28, 2009, in the aggregate principal amount of $306,000,000 (together with any such promissory notes that may have been issued in substitution or exchange therefor prior to the date hereof, the “Notes”).

B. As of the Effective Date (as hereinafter defined), the undersigned holders of Notes together hold at least 51% of the aggregate outstanding principal amount of the Notes, and therefore constitute the Required Holder(s) (as defined in the Note Agreement) for purposes of this Amendment.

C. The Company desires to make certain amendments and modifications to the Note Agreement, as set forth in this Amendment, and the undersigned holders of Notes, subject to the terms and conditions set forth herein, are willing to agree to such amendments and modifications.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Note Agreement.

2. Amendments to Paragraph 11 (Miscellaneous).

(a) Paragraph 11 of the Note Agreement is amended by adding a new paragraph 11S at the end thereof, such new paragraph to read in its entirety as follows:

11S. Confidential Information. For the purposes of this paragraph 11S, “Confidential Information” means (x) the fact that special counsel for the holders has retained a financial advisor and (y) information delivered, whether to any holder or to any financial advisor retained by special counsel to the holders, by or on behalf of the Company, any Subsidiary, the Guarantor or Lee in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such holder or financial advisor as being confidential information of the Company, such

Subsidiary, the Guarantor or Lee, provided that such term does not include information that (a) was publicly known or otherwise known to such holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such holder or any person acting on such holder’s behalf, (c) otherwise becomes known to such holder other than through disclosure by any such financial advisor or by the Company, any Subsidiary, the Guarantor or Lee or (d) constitutes financial statements that are otherwise publicly available. Each holder will maintain the confidentiality of such Confidential Information delivered to it in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder, provided that such holder deliver or disclose Confidential Information described in clause (x) or (y) above to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11S, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11S), (v) any Person from which it offers to purchase any security of the Company, the Guarantor or Lee (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11S), (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such holder’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such holder’s Notes, this Agreement, the Guaranty Agreement or any document relating hereto or thereto, including without limitation any document granting a Lien. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11S as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11S.

3. Amendment to Paragraph 10B (Other Terms). Paragraph 10B of the Note Agreement is amended by adding the following new definition in the appropriate alphabetical position therein:

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 3% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

4. Representations and Warranties of the Company. The Company hereby represents and warrants that the Company is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has all requisite limited liability company power to execute and deliver this Amendment and to perform its obligations under this Amendment and the Note Agreement as amended hereby. The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under this Amendment and the Note Agreement as amended hereby have been duly authorized by all requisite limited liability company action on the part of the Company. The Company has duly executed and delivered this Amendment, and this Amendment and the Note Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. Conditions to Effectiveness. This Amendment shall become effective, as of the date first written above (the “Effective Date”), when the undersigned holders of Notes shall have received counterpart(s) of this Amendment and a Financial Advisor Fee, Indemnification and Confidentiality Letter between the Company and the financial advisor retained by special counsel to the holders of the Notes, each in form and substance satisfactory to such holders, in their sole discretion, in each case duly executed and delivered by the Company and each of the other parties thereto:

6. Miscellaneous.

(a) References to Note Agreement. Upon and after the date of this Amendment, each reference to the Note Agreement in the Note Agreement, the Guaranty Agreement, the Notes or any other instrument or agreement entered into in connection therewith or otherwise related thereto shall mean and be a reference to the Note Agreement as amended by this Amendment.

(b) Ratification and Confirmation. Except as specifically amended herein, the Note Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

(c) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of Notes, nor constitute a waiver of any provision of the Note Agreement, the Guaranty Agreement, any Note or any other instrument or agreement entered into in connection therewith or otherwise related thereto.

(d) Expenses. The Company agrees to pay promptly, or to cause the Guarantor to pay promptly, all expenses of the holders of Notes related to this Amendment and all matters contemplated hereby, including, without limitation, all fees and expenses of the holders’ special counsel.

(e) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(f) Guarantor Consent. Notwithstanding that such consent is not required under the Guaranty Agreement, the Guarantor consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the undersigned holders of Notes to amend the Note Agreement, the Guarantor (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations under the Guaranty Agreement.

(g) Counterparts. This Amendment may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

[The remainder of this page is intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ST. LOUIS POST-DISPATCH LLC

By:	/s/ Carl G. Schmidt
Name:	CARL G. SCHMIDT
Title:	PULITZER INC.
MANAGING MEMBER

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Lemons
Vice-President WHB

AMERICAN GENERAL LIFE INSURANCE COMPANY
AIG ANNUITY INSURANCE COMPANY

By:	AIG Global Investment Corp., Investment Advisor

	By:	/s/ Richard Conway
	Name:	Richard Conway
	Title:	Managing Director

AIG EDISON LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp., Investment Sub-Advisor

	By:	/s/ Richard Conway
	Name:	Richard Conway
	Title:	Managing Director

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
(as Successor by Merger to First Colony Insurance Company)

By:	/s/ Stephen De Motto
Name:	Stephen De Motto
Title:	Investment Officer

Signature page to Amendment No. 3 to Note Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Howard Stern
Name:	Howard Stern
Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, for its Group Annuity Separate Account

By:	/s/ Howard Stern
Name:	Howard Stern
Its Authorized Representative

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Diane W. Dales
Name:	Diane W. Dales
Title:	Assistant Vice President

By:	/s/ Peter S. Fiek
Name:	Peter S. Fiek
Title:	Assistant Secretary

Agreed and acknowledged for the purposes specified in Section 6(f).

PULITZER INC.

By:	/s/ Carl G. Schmidt
Name:	Carl G. Schmidt
Title:	Treasurer

Signature page to Amendment No. 3 to Note Agreement